August 28, 2023

B2Gold Corp.
Park Place
Suite 3400, 666 Burrard Street
Vancouver, British Columbia V6C 2X8

Dear Sirs and Mesdames:

B2Gold Corp. - Registration Statement on Form F-3

We are Canadian counsel to B2Gold Corp. (the "Company").  We are writing in reference to the preparation and filing with the United States Securities and Exchange Commission of a Registration Statement (the "Registration Statement") on Form F-3 under the United States Securities Act of 1933 (the "Act"). We understand that the purpose of the Registration Statement is to register the offer and sale of up to 129,693,690 common shares of the Company pursuant to the Company's Dividend Reinvestment Plan.

The opinion expressed below is limited to the federal laws of Canada on the date hereof. We express no opinion herein with respect to the laws of any other jurisdiction or as to matters governed by the laws of any other jurisdiction. The statutory provisions, regulations, and interpretations upon which our opinions are based are subject to change, and such changes could apply retroactively. We assume no responsibility to advise you of any subsequent changes in existing law or facts, nor do we assume any responsibility to update this opinion with respect to any matters expressly set forth herein, and no opinions are to be implied or may be inferred beyond the matters expressly so stated.

Based upon and subject to the foregoing, we hereby confirm to you that, in our opinion, insofar as they describe provisions of Canadian federal income tax law, the statements set forth under the caption "Canadian Federal Income Tax Considerations" in the Registration Statement are, subject to the qualifications, exceptions, assumptions, and limitations contained therein, accurate in all material respects.

Consent is hereby given to the use of our name in the Registration Statement, and to the filing, as an exhibit to the Registration Statement, of this opinion.  In giving such consent, we do not hereby admit that we are (a) in the category of persons whose consent is required under Section 7 of the Act or (b) experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" under the Act.

Yours very truly,

/s/ Lawson Lundell LLP